Exhibit 10.15

SUBSCRIPTION AGREEMENT

Elong Power Holding Limited
Gushan Standard Factory Building Project

Ganzhou New Energy Vehicle Technology City

West Gushan Road and North Xingguang Road

Ganzhou City, Jiangxi Province, 341000, PRC

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and among Elong Power Holding Limited, a Cayman Islands exempted company (“Elong”), and the undersigned investor (the “Investor”), in connection with the Amended and Restated Agreement and Plan of Merger, dated as of February 29, 2024 (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among TMT Acquisition Corp, a Cayman Islands exempted company (the “SPAC”), Elong, and ELong Power Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of Elong (“Merger Sub”), pursuant to which, among other things, on the Closing Date (as defined in the Transaction Agreement), Merger Sub will merge with and into the SPAC (the “Merger”), with the SPAC being the surviving company of such merger and becoming wholly owned subsidiary of Elong, and the security holders of the SPAC becoming security holders of Elong, on the terms and subject to the conditions set forth in the Transaction Agreement (the “Transaction”). All share and per share numbers set forth in this Subscription Agreement are presented on a post-Reverse Share Split (as defined in the Transaction Agreement) basis.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Elong acknowledges and agrees as follows:

1. Subscription. Subject to the terms and subject to the conditions set forth in this Subscription Agreement, the Investor hereby irrevocably subscribes for and agrees to purchase from Elong, and Elong agrees to issue and sell to the Investor, the number of class A ordinary shares, par value $0.00001 per share, of Elong (the “Class A Ordinary Shares”) set forth on the signature page hereto, in a private placement for a purchase price of $10.00 per share (the aggregate purchase price, set forth on the signature page hereto, the “Subscription Amount”).

2. Closing. The closing of the sale, purchase and issuance of Class A Ordinary Shares contemplated hereby (the “Closing”) is contingent upon, and shall occur substantially concurrently with, the closing of the Transaction, but shall occur immediately after the Reverse Share Split (as defined in the Transaction Agreement) and immediately prior to the effectiveness of the Merger (the date the Closing so occurs, the “Closing Date”). Elong shall deliver written notice to the Investor (the “Closing Notice”) (a) specifying the anticipated Closing Date, which date shall not be less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, and (b) stating that Elong reasonably expects all conditions to the closing of the Transaction to be satisfied or waived by the anticipated Closing Date. Thereafter, the Investor shall deliver to Elong, three (3) business days prior to the anticipated Closing Date as specified in the Closing Notice, (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Elong in the Closing Notice (which account shall not be an escrow account) and (ii) any other information that is reasonably requested in the Closing Notice in order for the Class A Ordinary Shares to be issued to the Investor, including, without limitation, the legal name of the person or entity in whose name such shares are to be issued and a duly executed Internal Revenue Service Form W-9 or appropriate Form W-8, as applicable. On the Closing Date, Elong shall issue a number of Class A Ordinary Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Class A Ordinary Shares to be registered in book entry form, free and clear of all liens (other than those arising under applicable securities laws and as provided for in the Transaction Agreement), in the name of the Investor on Elong’s share register; provided, however, that Elong’s obligation to issue Class A Ordinary Shares to the Investor is contingent upon Elong having received the Subscription Amount in full in accordance with this Section 2. In the event the Closing does not occur within five (5) business days of the anticipated Closing Date specified in the Closing Notice, Elong shall promptly (but not later than three (3) business days thereafter) return the Subscription Amount to the Investor without interest or deduction; provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase Class A Ordinary Shares at the Closing upon the delivery by Elong of a subsequent Closing Notice in accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required to close for business.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the sale, purchase and issuance of Class A Ordinary Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise enjoining, restraining or prohibiting consummation of the sale, purchase and issuance of Class A Ordinary Shares pursuant to this Subscription Agreement; and

(ii) (A) all conditions precedent to the closing of the Transaction set forth in Article VI of the Transaction Agreement shall have been satisfied (which shall be deemed satisfied if mutually determined to be so by the applicable parties to the Transaction Agreement, and other than those conditions under the Transaction Agreement that, by their nature are to be satisfied in connection with the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the sale, purchase and issuance of Class A Ordinary Shares pursuant to this Subscription Agreement) or waived by the applicable parties to the Transaction Agreement as provided therein and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing.

b. The obligation of Elong to consummate the issuance and sale of Class A Ordinary Shares pursuant to this Subscription Agreement shall be subject to the satisfaction of the conditions (which may be waived in writing (email being sufficient) by Elong (not to be unreasonably withheld, conditioned or delayed)) that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (except for (1) those representations and warranties qualified by materiality, which shall be true and correct in all respects as of the Closing Date, and (2) those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such specified earlier date) and (ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing shall have been performed in all material respects.

c. The obligation of the Investor to consummate the purchase of Class A Ordinary Shares pursuant to this Subscription Agreement shall be subject to the satisfaction of the conditions (which may be waived in writing (email being sufficient) by the Investor) that (i) all representations and warranties of Elong contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such specified earlier date); and (ii) Elong shall have performed, satisfied and complied in all material respects with all obligations, covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

4. Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Elong Representations and Warranties. Elong represents and warrants to the Investor that:

a. Elong is an exempted company duly incorporated and validly existing under the laws of the Cayman Islands. Elong has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Class A Ordinary Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Class A Ordinary Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the organizational documents of Elong (as amended and/or restated as of the Closing Date) or under the Companies Act (Revised) of the Cayman Islands or under any agreement or instrument to which Elong is a party.

c. This Subscription Agreement has been duly authorized, executed and delivered by Elong and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor and Elong, this Subscription Agreement is enforceable against Elong in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Class A Ordinary Shares and the compliance by Elong with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will be done in accordance with the rules of The Nasdaq Stock Market LLC (“Nasdaq”) and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Elong or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Elong or any of its subsidiaries is a party or by which Elong or any of its subsidiaries is bound or to which any of the property or assets of Elong is subject that would reasonably be expected to have a material adverse effect on the legal authority of Elong to timely comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of Elong; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Elong or any of its properties that would reasonably be expected to have a Material Adverse Effect.

e. A copy of the registration statement on Form F-4 for the Transaction (the “Registration Statement”) and all other documents filed by Elong with the Securities and Exchange Commission (the “SEC”) on or prior to the Closing Date (collectively, the “SEC Reports”) are available to the Investor (including via the SEC’s EDGAR system). As of their respective filing dates, to Elong’s knowledge, all SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to the SEC Reports, and with the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports. None of the SEC Reports filed under the Securities Act or Exchange Act (except to the extent that information contained in any SEC Report has been superseded by a later timely filed SEC Report) contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Elong included in the SEC Reports, as applicable, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, and fairly present in all material respects the financial position of Elong as of and for the dates thereof and the results of operations and cash flows for the periods presented, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP), subject to (i) in the case of unaudited statements, to normal, year-end audit adjustments, and (ii) changes to historical accounting policies of Elong in connection with any order, directive, guideline, comment or recommendation from the SEC that is applicable to Elong. There are no material outstanding or unresolved comments in comment letters from the staff of the SEC with respect to any of the SEC Reports (other than the Registration Statement). For the avoidance of doubt, any restatement of the financial statements of Elong and any amendments to previously filed SEC Reports or delays in filing SEC Reports, in connection with any guidance from the SEC following the date of this Agreement, shall not be deemed to constitute a breach of this Section 5.e). Additionally, for avoidance of doubt, any amendment or modification of any SEC Report (or any agreement filed as an exhibit to any SEC Report) from its initial filing date in a subsequent filing shall not be deemed to constitute a breach of this Section 5.e.

f. As of the date hereof, the authorized share capital of Elong is $50,000 divided into 5,000,000,000 shares of a par value of US$0.00001 each, comprised of (i) 4,000,000,000 Class A Ordinary Shares, and (ii) 1,000,000,000 class B ordinary shares, par value $0.00001 per share, of Elong (the “Class B Ordinary Shares” and together with the Class A Stock, the “Ordinary Shares”). As of the date of this Subscription Agreement, (i) 6,845,290 Class A Ordinary Shares are issued and outstanding, and (ii) 16,538,142 Class B Ordinary Shares are issued and outstanding. All issued and outstanding Ordinary Shares have been duly authorized and validly issued. There are no stockholder agreements, voting trusts or other agreements or understandings to which Elong is a party or by which it is bound relating to the voting of any securities of Elong, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

g. Assuming the accuracy of the representations and warranties of the Investor, Elong is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Elong of this Subscription Agreement (including, without limitation, the issuance of Class A Ordinary Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq, or such other applicable stock exchange on which Elong’s common equity will be listed (the “Stock Exchange”), (iv) those required to consummate the Transaction as provided under the Transaction Agreement, and (v) those of which the failure to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

h. As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of Elong, threatened against Elong by the Stock Exchange or the SEC, respectively, to prohibit the listing of Class A Ordinary Shares, or the registration of, when issued in connection with the closing of the Transaction, the Class A Ordinary Shares under the Exchange Act.

i. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Class A Ordinary Shares by Elong to the Investor hereunder. The Class A Ordinary Shares (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) are not being offered to the Investor in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. Except for such matters as are set forth in the Registration Statement, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Elong, threatened against Elong or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Elong.

k. Elong has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Class A Ordinary Shares, and Elong is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Class A Ordinary Shares.

l. Elong acknowledges and agrees that, notwithstanding anything herein to the contrary, the Class A Ordinary Shares may be pledged by the Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of Class A Ordinary Shares shall not be required to provide Elong with any notice thereof; provided, however, that neither Elong, the SPAC or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Class A Ordinary Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by Elong in all respects.

6. Investor Representations and Warranties. The Investor represents and warrants to Elong that:

a. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto, (ii) is acquiring the Class A Ordinary Shares only for its own account and not for the account of others, or if the Investor is subscribing for Class A Ordinary Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act), and the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Class A Ordinary Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Investor shall provide the requested information set forth on Schedule A following the signature page hereto and the information contained therein is accurate and complete. The Investor is not an entity formed for the specific purpose of acquiring the Class A Ordinary Shares. The Investor further acknowledges that it is aware that the sale to it is being made in reliance on a private placement exempt from registration under the Securities Act and is acquiring the Class A Ordinary Shares for its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor.

b. The Investor acknowledges and agrees that the Class A Ordinary Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Class A Ordinary Shares has not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Class A Ordinary Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Elong or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing the Class A Ordinary Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Class A Ordinary Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Class A Ordinary Shares and may be required to bear the financial risk of an investment in the Class A Ordinary Shares for an indefinite period of time. The Investor acknowledges and agrees that the Class A Ordinary Shares will not immediately be eligible for offer, resale, transfer or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”). The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge, transfer or disposition of any Class A Ordinary Shares.

c. The Investor’s acquisition and holding of the Class A Ordinary Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

d. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Class A Ordinary Shares, including, without limitation, with respect to Elong, the SPAC, the Transaction and the business of Elong and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the SEC Reports and other information as the Investor has deemed necessary to make an investment decision with respect to the Class A Ordinary Shares. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, including from Elong directly, receive such answers and obtain such information as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Class A Ordinary Shares, including but not limited to access to information about Elong and its financial condition, results of operations, business, properties, management and prospects sufficient, in the Investor’s judgment, to enable the Investor to evaluate its investment. The Investor acknowledges that certain information provided by Elong was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor further acknowledges that it has reviewed or had the full opportunity to review all disclosure documents provided to such Investor in the offering of the Class A Ordinary Shares and no statement or printed material which is contrary to such disclosure documents has been made or given to the Investor by or on behalf of Elong or the SPAC. Except for the representations, warranties and agreements of Elong expressly set forth in this Subscription Agreement, the Investor is relying exclusively on its, his or her own sources of information, investment analysis and due diligence (including professional advice it deemed appropriate) with respect to the Transaction, the transactions contemplated hereby, the Class A Ordinary Shares and the business, condition (financial or otherwise), management, operations, properties and prospects of Elong and its subsidiaries, including, but not limited to, all business, legal, regulatory, accounting, credit and tax matters.

e. The Investor became aware of this offering of the Class A Ordinary Shares solely by means of direct contact between the Investor and Elong, or a representative of Elong or the SPAC, and Class A Ordinary Shares were offered to the Investor solely by direct contact between the Investor and Elong, or a representative of Elong or the SPAC. The Investor did not become aware of this offering of the Class A Ordinary Shares, nor were the Class A Ordinary Shares offered to the Investor, by any other means and none of Elong, the SPAC or any of their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to the Investor. The Investor acknowledges that the Class A Ordinary Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Elong, the SPAC, any of their respective affiliates or any control persons, direct or indirect equity holders, officers, managers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of Elong contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Elong.

f. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Class A Ordinary Shares, including, without limitation, those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Class A Ordinary Shares, and the Investor has had an opportunity to seek, and has sought such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Class A Ordinary Shares. The Investor (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Class A Ordinary Shares.

g. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Class A Ordinary Shares and determined that the Class A Ordinary Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Elong. The Investor has determined based on its, his or her own independent review and such professional advice as the Investor deemed appropriate that its, his or her purchase of the Class A Ordinary Shares and participation in the offering of the Class A Ordinary Shares, in light of the Transaction, is fully consistent with its, his or her financial needs, objectives and condition and is a suitable investment for the Investor, notwithstanding the risks inherent in investing in or holding the subscribed Class A Ordinary Shares. The Investor acknowledges specifically that a possibility of total loss exists.

h. In making its decision to purchase the Class A Ordinary Shares, the Investor has relied solely upon independent investigation made by the Investor.

i. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Class A Ordinary Shares or made any findings or determination as to the fairness of this investment.

j. If the Investor is not an individual, the Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

k. The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, have been duly authorized and will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement has been duly executed and delivered by the Investor or the investment advisor to which the Investor has delegated decision making authority over investments and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Elong, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

l. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (collectively, the “OFAC Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of Cuba, Iran, North Korea, Russia, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and non-government controlled areas of the Kherson and Zaporizhzhia region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including, without limitation, the OFAC Lists. The Investor further represents and warrants that, to the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase theClass A Ordinary Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

m. The Investor has or has commitments to have and, when required to deliver payment to Elong pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the sale, purchase and issuance of Class A Ordinary Shares pursuant to this Subscription Agreement.

n. The Investor does not have, as of the date hereof, and during the thirty (30) day period immediately prior to the date hereof the Investor has not entered into and the Investor will not enter into at any point prior to the earlier to occur of the Closing and the termination of this Subscription Agreement according to its terms, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of Elong or the SPAC. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Class A Ordinary Shares covered by this Subscription Agreement.

o. The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of Elong or the SPAC (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.

7. Indemnification.

a. Elong agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees, and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any registration statement covering the resale of the Class A Ordinary Shares sold hereunder (the “Resale Registration Statement”), in any prospectus included in any Resale Registration Statement (“Prospectus”) or in any preliminary Prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Elong by or on behalf of the Investor expressly for use therein.

b. The Investor agrees to indemnify and hold harmless Elong, its directors and officers and agents and each person who controls Elong (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) resulting from any untrue statement of material fact contained in any Resale Registration Statement, in any Prospectus or in any preliminary Prospectus, or in any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of Class A Ordinary Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

c. Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which (1) cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), (2) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, or (3) contains any statement of fault or culpability.

d. The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Class A Ordinary Shares purchased pursuant to this Subscription Agreement.

e. If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether, in any action in question, any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of the Investor pursuant to this Section 7 be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Class A Ordinary Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation, and such obligations of the Investor shall be several and not joint.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without being consummated or (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement (the termination events described in clauses (a)–(b) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful and material breach of any covenant, agreement, obligation, representation or warranty hereunder prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful and material breach. Elong shall notify the Investor in writing of the termination of the Transaction Agreement as promptly as practicable after the termination of the Transaction Agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to Elong in connection herewith shall promptly (and in any event within three (3) business days) following the Termination Event be returned to the Investor.

9. Trust Account Waiver. The Investor acknowledges that the SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the SPAC and one or more businesses or assets. The Investor further acknowledges that, as described in the SPAC’s final prospectus relating to its initial public offering dated March 27, 2023 (the “Final Prospectus”) available at www.sec.gov, substantially all of the SPAC’s assets consist of the cash proceeds of the SPAC’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the SPAC, its public stockholders and the underwriters of the SPAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the SPAC to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Final Prospectus. For and in consideration of the SPAC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account (or distributions therefrom to the SPAC’s public stockholders or to the underwriters of the SPAC’s initial public offering in respect of their deferred underwriting commissions held in the Trust Account), and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement or the transactions contemplated hereby regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of publicly traded ordinary shares of the SPAC acquired in an open market transaction, pursuant to a validly exercised redemption right with respect to any such ordinary shares, in accordance with the SPAC’s memorandum and articles of association, as amended and/or restated from time to time, and the Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the SPAC, dated March 27, 2023, except to the extent that the Investor has otherwise agreed in writing with the SPAC, Elong or any of their respective affiliates to not exercise such redemption right.

10. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder may be transferred or assigned. Notwithstanding the foregoing, after notifying Elong, Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Investor) or, with Elong’s prior written consent, to another person; provided, that prior to such assignment, any such assignee shall agree in writing to be bound by the terms hereof. No such assignment shall relieve the Investor of its obligations hereunder if any such assignee fails to perform such obligations.

b. Elong may request from the Investor such additional information as Elong may deem necessary to register the resale of the Class A Ordinary Shares and evaluate the eligibility of the Investor to acquire the Class A Ordinary Shares, and the Investor shall promptly provide any such information as may be reasonably requested to the extent readily available. Without limiting the generality of the foregoing or any other covenants or agreements in this Subscription Agreement, the Investor acknowledges that Elong or the SPAC may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of Elong or the SPAC.

c. The Investor acknowledges that Elong, the SPAC and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify Elong and the SPAC in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations or warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify Elong and the SPAC if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of the Class A Ordinary Shares from Elong will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein by the Investor as of the time of such purchase. Elong acknowledges that the Investor will rely on the acknowledgments, understandings, agreements, representations and warranties of Elong contained in this Subscription Agreement. Prior to the Closing, Elong agrees to promptly notify the Investor if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties made by them set forth herein are no longer accurate in all material respects.

d. Elong and the SPAC are entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be terminated other than pursuant to the terms of Section 8 above. The provisions of this Subscription Agreement may not be modified, amended or waived except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party hereto in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Subscription Agreement (including, without limitation, the schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7, Section 9, Section 10.d, Section 10.f, this Section 10.g and Section 11 with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed and delivered in one or more counterparts (including, without limitation, by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that Elong shall be entitled to seek to specifically enforce the Investor’s obligations to fund the Subscription Amount, on the terms and subject to the conditions set forth herein.

l. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

m. Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of New York or the federal courts located in the State of New York, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it, he or she may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10.m is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10.m following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDINGS IN WHICH A JURY TRIAL CANNOT BE WAIVED.

n. Elong agrees to grant to the Investor customary registration rights with respect to Class A Ordinary Shares purchased hereunder, and that such Class A Ordinary Shares will be included as “Registrable Securities” in, and the Investor will be joined as a party to, the registration rights agreement to be entered into among Elong and certain other parties in connection with the closing of the Transaction.

o. Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice given hereunder:

(i) if to the Investor, to such address or addresses set forth on the signature page hereto;

(ii) if to Elong, to:

c/o Elong Acquisition Corp.
Gushan Standard Factory Building Project
Ganzhou New Energy Vehicle Technology City
West Gushan Road and North Xingguang Road
Ganzhou City, Jiangxi Province, 341000, PRC
Attention: Xiaodan Liu
E-mail: liuxiaodan@elongpower.com

with a required copy to (which copy shall not constitute notice):

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 44th Floor
New York, New York 10174

Attn:	Jeffrey M. Gallant
Eric T. Schwartz
Email:	jgallant@graubard.com
eschwartz@graubard.com

p. Without the prior written consent of the Investor, from the Closing Date until the earlier of (i) the first anniversary of the Closing Date, and (ii) the date that the Investor first ceases to own at least 20% of the Class A Ordinary Shares purchased hereunder, Elong shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share Equivalents, except in respect of an Exempt Issuance. For the purposes of this Subscription Agreement:

(i) “Exempt Issuance” means (a) the issuance of Ordinary Shares or Ordinary Share Equivalents, including without limitation stock options, restricted stock and restricted stock units, to employees, officers, directors or consultants of Elong or any of its subsidiaries, pursuant to any equity plan duly adopted for such purpose, by a majority of the non-employee members of the board of directors of Elong or a majority of the members of a committee of non-employee directors established for such purpose, for services rendered to the Company, (b) the issuance of Ordinary Shares or Ordinary Share Equivalents pursuant to the Transaction Agreement or any other agreement or arrangement contemplated by the Transaction Agreement, (c) the issuance of Ordinary Shares and Ordinary Share Equivalents pursuant to securities exercisable or exchangeable for, or convertible into, Ordinary Shares or Ordinary Share Equivalents that are issued and outstanding (or that are issuable upon the exercise, exchange or conversion of other securities that are issued and outstanding) on the date of this Subscription Agreement, including any such securities of the SPAC, provided that such securities have not been amended since the date of this Subscription Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (d) the issuance of Ordinary Shares or Ordinary Share Equivalents in payment of dividends on the Company’s capital stock in accordance with the terms thereof, or (e) the issuance of Ordinary Shares or Ordinary Share Equivalents pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of Elong, but not any such transaction in which the Company is issuing securities primarily for the purpose of raising capital.

(ii) “Ordinary Share Equivalent” means any securities of Elong that would entitle the holder thereof to acquire, at any time, Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

q. Use of Proceeds. Elong shall use the proceeds of from the sale of the Class A Ordinary Shares hereunder solely for Transaction Expenses (as defined Transaction Agreement), for working capital purposes for the operation of its business and for other general corporate purposes. For illustrative purposes only, the estimated Transaction Expenses are annexed hereto. The amounts set forth in the annex are solely for informational purposes and may not reflect actual amounts of Transaction Expenses. Accordingly, such actual amounts may be more or less than what are set forth in the annex. Any increase or decrease from the amounts set forth in the annex shall not be deemed to be a breach of any representation, warranty or covenant contained in this Subscription Agreement.

11. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of Elong expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Elong. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement in similar form related to the private placement of the Class A Ordinary Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (ii) any other party to the Transaction Agreement or any Non-Party Affiliate, shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement in similar form related to the private placement of the Class A Ordinary Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Class A Ordinary Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Elong, the SPAC or any Non-Party Affiliate concerning Elong, the SPAC, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby, or the Transaction Agreement or the Transaction. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Elong, the SPAC or any of Elong’s or the SPAC’s controlled affiliates or any family member of the foregoing.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

(Name of Investor)	(State/Country of Formation or Domicile)
By:
Name:
Title:
(Date)

(Name in which Class A Ordinary Shares are to be registered, if different):

(Investor’s EIN/SSN, as applicable)

Business Address:	Mailing Address, if different:

(Street)	(Street)

(City, State, Zip)	(City, State, Zip)

(Attention)	(Attention)

(Telephone No.)	(Telephone No.)

(Facsimile No.)	(Facsimile No.)

(Email)	(Email)

(Number of Class A Ordinary Shares subscribed for)

$
(Aggregate Subscription Amount)

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Elong in the Closing Notice.

IN WITNESS WHEREOF, Elong has accepted this Subscription Agreement as of the date set forth below.

ELONG POWER HOLDING LIMITED

By:

Name:

Title:

Date:              , 2024

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This page should be completed by the Investor and constitutes a part of the Subscription Agreement.

This Schedule must be completed by Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check all applicable boxes in Sections A, B, C and D below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

☐	Investor is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

☐	Investor is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors (within the meaning of Rule 501(a) under the Securities Act). Investor has marked and initialed the appropriate box in Section D below indicating the provision under which Investor qualifies as an “accredited investor.”

☐	Investor is not a natural person.

C.	AFFILIATE STATUS

☐	Investor is an “affiliate” (as defined in Rule 144 under the Securities Act) of Elong or the SPAC or acting on behalf of an affiliate of Elong or the SPAC.

D.	ACCREDITED INVESTOR

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	A bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company.

☐	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐	An employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000.

☐	An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

☐	A director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

☐	A natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

☐	A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	A natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65).

☐	A trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

☐	An entity in which all of the equity owners are accredited investors meeting one or more of the above tests. If the Investor checks this box, each equity owner of the Investor should complete a copy of this Schedule A.